SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 25, 2004

Date of Report (Date of earliest event reported)

                                     Hotel Outsource Management International, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York 10005	08701
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
                      Registrant’s telephone number, including area code

       (Former Name or former Address, if Changed Since Last Report)

Item 5.01- Other Events

On September 2, 2004, HOMI, through its United States subsidiary, Hotel Outsource Services, Inc., entered into an installation and outsource operation agreement with Renaissance MayFlower Hotel in Washington, D.C.

Pursuant to this agreement, HOMI will install and operate mini-bars in 660 rooms in the MayFlower Hotel, the largest luxury hotel in Washington, D.C. The initial term for this contract is 8 years.

Currently, HOS operates in 1,640 hotel rooms in the United States.  The Agreement with the MayFlower Hotel will bring the number to rooms in which HOS has operating agreements to 3,351.  We expect all such agreements to be in effect by March 2005.

On October 7, HOMI through its European subsidiary, entered into an agreement with the Radisson SAS Bay Pont Hotel in Malta. This hotel has 252 rooms. The agreement is for an initial term of 8 years. This hotel is the fourth hotel in Europe in which HOMI operates.

After the implementation of these two agreements, HOMI and its subsidiaries will be operating 6,583 mini-bars in 17 hotels worldwide.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

October 28, 2004	Hotel Outsource Management International, Inc.

By: /s/ Jacob Ronnel
Name: Jacob Ronnel
Title: President and Chief Executive Office